UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

BioMarin Pharmaceutical Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2010 at the Inn Marin hotel, 250 Entrada Drive, Novato, California 94949. At the Annual Meeting, the following actions were taken:

a)	The following directors were elected to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified:

Director Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	79,503,812	5,345,213	5,665,131
Michael Grey	79,503,154	5,345,871	5,665,131
Elaine J Heron Ph. D.	79,472,521	5,376,504	5,665,131
Pierre Lapalme	79,464,223	5,384,802	5,665,131
V. Bryan Lawlis, Ph. D.	79,501,709	5,347,316	5,665,131
Alan J. Lewis, Ph. D.	79,502,554	5,346,471	5,665,131
Richard A. Meier	79,508,354	5,340,671	5,665,131

b)	The amendment and restatement of the Company’s 2006 Share Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,000,000 shares and make certain other modifications was approved by a vote of 60,948,022 shares for; 23,850,151 shares against; 50,852 shares abstained; and 5,665,131 broker non-votes.

c)	The ratification of the selection of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010 was ratified by a vote of 90,311,526 shares for; 178,159 shares against; 24,471 shares abstained; and 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 14, 2010	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel